UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 20, 2009
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indenture dated as of November 20, 2009 among TRW Automotive Inc., TRW Automotive Holdings Corp., as guarantor, and The Bank of New York Mellon, as trustee, pertaining to the Exchangeable Senior Notes due 2015
Indenture dated as of November 23, 2009 among TRW Automotive Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee, pertaining to the Senior Notes due 2017
Press Release of TRW Automotive Holdings Corp. dated November 20, 2009
Press Release of TRW Automotive Holdings Corp. dated November 23, 2009

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Exchangeable Senior Notes Indenture
On November 20, 2009, TRW Automotive Inc. (“TAI”), a subsidiary of TRW Automotive Holdings Corp. (the “Company”), announced the closing of its private offering of $258,750,000 in aggregate principal amount of 3.50% exchangeable senior notes due 2015 (the “Exchangeable Senior Notes”), which included the full exercise of the initial purchasers’ over-allotment option.
The Exchangeable Senior Notes were issued under an indenture (the “Exchangeable Senior Notes Indenture”) dated as of November 20, 2009, among TAI, the Company and The Bank of New York Mellon, as Trustee. The Exchangeable Senior Notes are senior unsecured obligations of TAI and are fully and unconditionally guaranteed by the Company on a senior unsecured basis. Interest is payable on the Exchangeable Senior Notes on June 1 and December 1 of each year, beginning on June 1, 2010. The Exchangeable Senior Notes will mature on December 1, 2015, unless earlier exchanged, repurchased by TAI at the holder’s option upon a fundamental change, or redeemed by TAI after December 6, 2013, at TAI’s option if certain conditions are met.
The Exchangeable Senior Notes are (i) senior in right of payment to TAI’s future indebtedness that is expressly subordinated in right of payment to the Exchangeable Senior Notes, (ii) equal in right of payment to TAI’s existing and future unsecured indebtedness that is not so subordinated, including TAI’s existing senior notes, (iii) junior in right of payment to any of TAI’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including the indebtedness under TAI’s senior secured credit facilities, and (iv) structurally junior to all existing and future indebtedness incurred by TAI’s subsidiaries.
The Exchangeable Senior Notes Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices under the Exchangeable Senior Notes Indenture and certain cross-default provisions linked to payment of other indebtedness of TAI, the Company or certain of its subsidiaries.
The Exchangeable Senior Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Exchangeable Senior Notes, the Company’s guarantee and the shares of the Company’s common stock issuable upon exchange of the Exchangeable Senior Notes have not been, and will not be, registered under the Securities Act. The Exchangeable Senior Notes and any shares of Company common stock issued upon their exchange are subject to restrictions on transferability and resale.
Additional terms of the Exchangeable Senior Notes are described in Item 8.01 “Other Events” in the Company’s Current Report on Form 8-K filed on November 17, 1009, and in the text of Exhibit 99.1 thereto incorporated by reference therein, which are incorporated herein by reference.

The foregoing description of the Exchangeable Senior Notes Indenture does not purport to be a complete statement of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Exchangeable Senior Notes Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Senior Notes Indenture
On November 23, 2009, TAI announced the closing of its private offering of $250,000,000 in aggregate principal amount of 8.875% senior notes due 2017 (the “Senior Notes”). The Senior Notes are senior unsecured obligations of TAI and are guaranteed on a senior unsecured basis by substantially all of TAI’s direct and indirect wholly-owned domestic subsidiaries, other than receivables subsidiaries and captive insurance subsidiaries (collectively, the “Guarantors”). Under certain circumstances, the Company and TRW Automotive Intermediate Holdings Corp. must also provide senior guarantees.
The Senior Notes were issued under an indenture (the “Senior Notes Indenture”) dated as of November 23, 2009, among TAI, the Guarantors and The Bank of New York Mellon, as Trustee. Interest is payable on the Senior Notes on June 1 and December 1 of each year, beginning on June 1, 2010. The Senior Notes will mature on December 1, 2017. TAI may redeem some or all of the Senior Notes after December 1, 2013 at the redemption prices specified in the Senior Notes Indenture plus accrued and unpaid interest to the redemption date. Prior to December 1, 2013, TAI may redeem some or all of the Senior Notes at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium, plus accrued and unpaid interest to the redemption date. In addition, prior to December 1, 2012, TAI may redeem up to 35% of the original principal amount of the Senior Notes with the proceeds of certain equity offerings at the redemption price specified in the Senior Notes Indenture.
The Senior Notes Indenture contains covenants that impose significant restrictions on TAI and its subsidiaries, including limitations on the ability of TAI and its subsidiaries to make restricted payments, incur liens, enter into sale and leaseback transactions and engage in mergers or consolidations. These covenants are subject to a number of important qualifications and limitations.
The Senior Notes are (i) equal in right of payment to TAI’s existing and future unsecured senior indebtedness, including TAI’s existing senior notes and the Exchangeable Senior Notes, (ii) senior in right of payment to TAI’s future subordinated indebtedness, and (iii) effectively subordinated in right of payment to TAI’s existing and future secured indebtedness (including TAI’s secured debt under its senior secured credit facilities), to the extent of the value of the assets securing such indebtedness, and to all liabilities of each of TAI’s current and future subsidiaries that do not guarantee the Senior Notes.

Upon the occurrence of certain fundamental changes relating to the Company or TAI, holders may require TAI to purchase their Senior Notes at 101% of their principal amount, plus accrued and unpaid interest to the redemption date.
The Senior Notes Indenture contains customary events of default, including, among other things, payment default, covenant default and certain cross-default provisions linked to payment of other indebtedness of TAI or certain of its subsidiaries.
The Senior Notes were offered only to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The Senior Notes have not been, and will not be, registered under the Securities Act and are subject to restrictions on transferability and resale.
The foregoing description of the Senior Notes Indenture does not purport to be a complete statement of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Senior Notes Indenture, which is attached hereto as Exhibit 4.2 and incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Use of Proceeds
After deducting Initial Purchasers’ discounts, fees and estimated expenses, the net proceeds to TAI from the offering of the Exchangeable Senior Notes were approximately $251,000,000. TAI used approximately $112,000,000 of these net proceeds to prepay amounts outstanding under its Term Loan A facility that would otherwise be due in 2010 and 2011 (“Term Loan A”) and its Term Loan B facility that matures in February 2014 (“Term Loan B” and, together with Term Loan A, the “Term Loans”). TAI intends to use the remaining net proceeds of the Exchangeable Senior Notes offering for general corporate purposes, which may include additional repayment of debt.
After deducting Initial Purchasers’ discounts, fees and estimated expenses, the net proceeds to TAI from the offering of the Senior Notes were approximately $242,000,000. TAI intends to use approximately $138,000,000 of these net proceeds to prepay amounts outstanding under its Term Loans and to use the remaining net proceeds of the offering for general corporate purposes.
Certain of the initial purchasers of the Exchangeable Senior Notes and the Senior Notes (collectively, the “Initial Purchasers”) and their affiliates make investments directly or indirectly in the Company and affiliates of The Blackstone Group L.P. and have performed and in the future will continue to perform various investment banking, commercial banking and advisory services for the Company and its affiliates from time to time for which they have received or may receive customary fees and expenses. Affiliates of certain of the Initial Purchasers of the Senior Notes also acted as initial purchasers of the Exchangeable Senior Notes. In addition, affiliates of certain of the Initial Purchasers are lenders under TAI’s Term Loans and will receive a portion of the net proceeds in connection with their prepayment. Several of the Initial Purchasers or their affiliates are also lenders under the revolving credit facility of TAI’s Sixth

Amended and Restated Credit Agreement. The Initial Purchasers or their affiliates may also hold the Company’s equity or TAI’s debt securities from time to time.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.
ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
The Senior Notes Indenture described in Item 1.01 hereof limits the ability of TAI and its subsidiaries to declare or pay any dividend or make any distribution on account of TAI’s or any of its subsidiaries’ equity interests or purchase or otherwise acquire or retire for value any equity interests of TAI, the Company or TRW Automotive Intermediate Holdings Corp. (any such action is referred to as a “Restricted Payment”). Subject to certain exceptions, neither TAI nor any of its subsidiaries shall directly or indirectly make a Restricted Payment if at the time of such action and after giving effect thereto the ratio of (x) indebtedness (as defined in the Senior Notes Indenture) of TAI and its subsidiaries at such time to (y) EBITDA (as defined in the Senior Notes Indenture) of TAI and its subsidiaries for the most recently ended four fiscal quarters for which financial statements are available is more than 3.75 to 1.00, determined on a pro forma basis, unless TAI makes an offer to all holders of Senior Notes to repurchase all or part of such holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.
ITEM 8.01. OTHER EVENTS.
On November 20, 2009, the Company issued a press release announcing the closing of TAI’s offering of the Exchangeable Senior Notes. On November 23, 2009, the Company issued a press release announcing the closing of TAI’s offering of the Senior Notes. The text of such press releases, which are attached hereto as Exhibits 99.1 and 99.2, is incorporated herein in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of November 20, 2009 among TRW Automotive Inc., TRW Automotive Holdings Corp., as guarantor, and The Bank of New York Mellon, as trustee, pertaining to the Exchangeable Senior Notes due 2015

4.2	Indenture dated as of November 23, 2009 among TRW Automotive Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee, pertaining to the Senior Notes due 2017

99.1	Press release of TRW Automotive Holdings Corp. dated November 20, 2009

99.2	Press release of TRW Automotive Holdings Corp. dated November 23, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: November 25, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

4.1	Indenture dated as of November 20, 2009 among TRW Automotive Inc., TRW Automotive Holdings Corp., as guarantor, and The Bank of New York Mellon, as trustee, pertaining to the Exchangeable Senior Notes due 2015

4.2	Indenture dated as of November 23, 2009 among TRW Automotive Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee, pertaining to the Senior Notes due 2017

99.1	Press release of TRW Automotive Holdings Corp. dated November 20, 2009

99.2	Press release of TRW Automotive Holdings Corp. dated November 23, 2009